                                                                       EXHIBIT 4

           FIRST AMENDMENT TO THE CONTRIBUTION AND EXCHANGE AGREEMENT


     FIRST AMENDMENT (the "Amendment"), dated as of August 1, 1997, by and among Liberty Media Corporation, Liberty IFE, Inc. and Fox Kids Worldwide, Inc.

                                    RECITALS

     WHEREAS, the parties hereto are parties to that certain Contribution and Exchange Agreement, dated as of June 11, 1997 (the "Agreement"); and

     WHEREAS, the parties hereto desire to make certain amendments to the Agreement as hereinafter described;

     NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings set forth in the Agreement.

     2. The Agreement is hereby amended by revising Exhibit E (NPAL Certificate of Amendment) in its entirety to read as set forth in Exhibit E attached hereto.

     3. The Agreement is hereby amended by revising Exhibit F (Fox Kids Certificate of Designations) in its entirety to read as set forth in Exhibit F attached hereto.

     4. Except as hereby amended, the Agreement shall be and continue in full force and effect and is in all other respects ratified and confirmed.

     5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     6. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

                                LIBERTY MEDIA CORPORATION


                                By:
                                   ----------------------
                                   Name:
                                   Title:


                                LIBERTY IFE, INC.


                                By:
                                   ----------------------
                                   Name:
                                   Title:

                                FOX KIDS WORLDWIDE, INC.

                                By:
                                   ----------------------
                                   Name:
                                   Title:

                                                                    EXHIBIT 4(E)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                           CERTIFICATE OF INCORPORATION

                                       OF

                       NEWS PUBLISHING AUSTRALIA LIMITED

          NEWS PUBLISHING AUSTRALIA LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"):

          DOES HEREBY CERTIFY:

     FIRST:    The Certificate of Incorporation of the Corporation is hereby amended by striking out Article "FOURTH" thereof and by substituting in lieu of said Article the following new Article "FOURTH":

          "FOURTH:  The aggregate number of shares of stock which the
           ------
     Corporation shall have the authority to issue is 502,500 shares of which 2,500 shares shall be designated Common Stock, par value $500.00 per share, and 500,000 shares shall be designated Preferred Stock, par value $.001 per share. The designations, voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock, and the qualifications, limitations and restrictions thereof, are as follows:

     1. Fractional Shares; Par Value. The Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of the Preferred Stock as set forth herein. The par value of each share of Preferred Stock shall be $.001.

     2. Definitions. As used herein, the following terms shall have the respective meanings given thereto in the Sections indicated below:

                                           Defined in
        Defined Term                         Section
        ------------                      -------------
        "Actual ADS Price"                         8
        "ADS's"                                    8
        "Applicable Discount"                      8
        "Appraised Excess Amount"                 7(a)
        "Appraised Fair Market Values"            7(a)
        "Appraised NPAL FMV"                      7(a)
        "Appraised TNCL U.S. FMV"                 7(a)
        "Board of Directors"                      3(a)
        "Business Day"                            3(b)
        "Compliance Information"                  7(a)
        "Discounted ADS Price"                     8
        "Dispute Notice "                         7(a)
        "Dividend Payment Date"                   3(b)
        "Event of Default"                         8
        "Exchange Agreement"                      13
        "Exchange Date"                           13
        "FKW"                                    3(b)
        "FKW Preferred Stock"                    3(b)
        "Funding Agreement"                      7(b)
        "Junior Stock"                             4
        "Liquidation"                              4
        "Liquidation Price"                        4
        "Minimum Asset Balance"                  7(a)
        "Missed Redemption Date"                 8(a)
        "Notifying Holders"                      7(a)
        "NPAL Affiliate                          7(c)
        "NPAL Consolidated Group                 7(a)
        "NYSE"                                     8
        "TNCL"                                   7(a)
        "TNCL Consolidated Group"                7(a)
        "TNCL Preferred Stock"                     8

     3.  Dividends Rights.

          (a) Holders of the outstanding shares of Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors of the Corporation (the "Board of Directors"), cumulative dividends as set forth in this Article FOURTH. Dividends shall be payable in cash on the shares of Preferred Stock out of funds legally available therefor at a rate per annum equal to 9.0% (subject to adjustment as provided below) of the Liquidation Price, payable quarterly in arrears. If any quarterly dividend is not declared and paid in full on a Dividend Payment Date (i) such accrued and unpaid dividends will be added cumulatively to the Liquidation Price and remain a part thereof until such dividends (together with all other dividends accrued on such cumulated dividends) are declared and paid in full and, (ii) the dividend rate will increase to a rate per annum equal to 11.5% of the Liquidation Price and continue at such rate until all dividends that have been added cumulatively to and remain part of the Liquidation Price (together with all other dividends accrued on such cumulated dividends) are declared and paid in full. Notwithstanding the foregoing, if a full quarterly dividend payment has not been declared and paid on a Dividend Payment Date and immediately prior to such date the dividend rate per annum is equal to 9.0% of the Liquidation Price (i.e., (i) no Events of Default were continuing as of such time and (ii) no dividends had been added cumulatively to and remain part of the Liquidation Price), then if such quarterly dividend, and all dividends accrued thereon at the rate per annum of 9.0%, are declared and paid in full by no later than the tenth day following the original Dividend Payment Date (or, if such tenth day is not a Business Day, the immediately succeeding Business
     Day), the dividend rate shall not, solely as a result of such failure to pay dividends on the original Dividend Payment Date, increase to a rate per annum equal to 11.5% of the Liquidation Price; provided, however, that if such unpaid dividend and the dividends accrued thereon are not declared and paid as aforesaid in full by such tenth day (or, if such tenth day is not a Business Day, the immediately succeeding Business Day), then such accrued and unpaid dividends shall be added cumulatively to the Liquidation Price and the dividend rate shall increase to a rate of 11.5% per annum of the Liquidation Price, in each case effective as of the original Dividend Payment Date, and such increased dividend rate shall continue in effect until all dividends that have been added to and remain a part of the Liquidation Price (and all other dividends accrued on such cumulated dividends) have been paid in full and no Events of Default shall have occurred and be continuing.

          (b) Accrued dividends on each share of Preferred Stock shall be payable quarterly in arrears on the last day of each March, June, September and December, or the immediately succeeding Business Day if such last day is not a Business Day (each such payment date being hereinafter referred to as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the original issuance of the share of Preferred Stock. Each such dividend shall be paid to the holders of record of shares of Preferred Stock as they appear on the stock register of the Corporation on the record date for payment of such dividend, which record date shall be a date, not more than 45 days or less than 15 days preceding the payment date for such dividend, as shall be fixed by the Board of Directors. Dividends on the shares of Preferred Stock shall accrue as set forth herein on a daily basis whether or not there are funds legally available for payment of such dividends and whether or not such dividends are declared. In addition, each share of Preferred Stock which is issued in exchange for a share of Series A Preferred Stock, par value $.001 per share (the "FKW Preferred Stock"), of Fox Kids Worldwide, Inc., a Delaware corporation ("FKW"), shall, on the date of issuance, have accrued thereon an amount of dividends equal to the amount of any accrued and unpaid dividends on such share of FKW Preferred Stock as of the date of such issuance which had not been added to the liquidation price of such FKW Preferred Stock. Dividends shall be computed on the basis of a 365-day or 366-day year, as the case may be. "Business Day" shall mean any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (c) When dividends are not paid in full upon the shares of the Preferred Stock, all dividends declared upon shares of the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the shares of the Preferred Stock shall be the same for each share of Preferred Stock.

          (d) Accrued and unpaid dividends for any past quarterly dividend period or periods that have been added to the Liquidation Price (including, without limitation, those dividends referred to in clause (b) of the second sentence of Section 4 below), together with all accrued and unpaid dividends thereon, may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record of the shares of Preferred Stock on a date not more than 45 days or less than 15 days preceding the payment date thereof as shall be fixed by the Board of Directors. Any such accrued and unpaid dividends that have been added to the Liquidation Price but are subsequently paid shall be subtracted from the Liquidation Price upon the date of such payment.

     4. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, before any payment or distribution is made to holders of any class of capital stock of the Corporation ranking junior to the Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation (the "Junior Stock"), an amount in cash per share equal to the Liquidation Price of a share of Preferred Stock as of the date of payment. As used in this Article FOURTH, the "Liquidation Price" of any share of Preferred Stock as of any date will be the sum of (a) $1,000, plus (b) an amount equal to all accrued and unpaid dividends cumulatively added to and comprising part of the liquidation price of any share of FKW Preferred Stock exchanged for such share of Preferred Stock as of the date of issuance of such share of Preferred Stock, plus (c) an amount equal to all unpaid dividends on such share that have accrued and been added to the Liquidation Price and remain a part thereof as of such date pursuant to Section 3(a) above, plus (d) for purposes of determining the amount payable upon Liquidation or on any redemption of such share (but not for purposes of calculating dividends), an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a), (b) and (c) that have not been added to the Liquidation Price during the period from the immediately preceding Dividend Payment Date (or, if there has been no Dividend Payment Date, that are accrued on the Preferred Stock as of the date of original issuance of such Preferred Stock) to and including the date in question. If, upon Liquidation, the amounts payable with respect to the liquidation preference of the Preferred Stock are not paid in full, the holders of Preferred Stock will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Preferred Stock are entitled will in all cases be the same. After payment in full of the Liquidation Price per share of Preferred Stock, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. The Corporation shall mail written notice of any Liquidation to each record holder of Preferred Stock not less than 30 days prior to the date on which such Liquidation shall occur or become effective; provided, however, that in the case of any involuntary liquidation such notice shall be given as soon as practicable. Neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any part of the Corporation's property, assets or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Article FOURTH.

     5.   Redemption.

          (a) On August 1, 2027, the Corporation shall redeem, out of funds legally available therefor, all then outstanding shares of Preferred Stock, if any, at a redemption price equal to the Liquidation Price thereof as of the date of redemption, payable in cash.

          (b) Each holder of Preferred Stock shall have the right, at such holder's option and exercisable during the 30-day period commencing upon August 2 of each of the years 2017 and 2022, to require redemption by the Corporation of such holder's shares of Preferred Stock, in whole or in part, at a redemption price (subject to adjustment as provided in Section 8 below) equal to the Liquidation Price per share thereof as of the date of redemption of such shares, payable in cash. Holders may exercise such right by giving written notice of such exercise during such 30-day period, stating the number of shares of Preferred Stock to be redeemed, to the Corporation at its principal office at c/o News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036,
     Attention: Arthur M. Siskind, Esq., Senior Executive Vice President and Group General Counsel of The News Corporation Limited, or such other address as the Corporation shall designate by written notice to the holders of the Preferred Stock. The Corporation shall redeem, out of funds legally available therefor, the shares of Preferred Stock so requested to be redeemed within twenty (20) Business Days following the expiration of such 30-day period. If the funds of the Corporation legally available for redemption of shares of Preferred Stock are insufficient to redeem the total number of shares required to be redeemed pursuant to this Section 5(b), those funds which are legally available for redemption of such shares of Preferred Stock will be used to redeem, at the Liquidation Price per share, the maximum possible number of such shares of Preferred Stock ratably among the holders who have given timely notice of exercise of their right to have shares of Preferred Stock redeemed under this Section 5(b). At any time thereafter when additional funds of the Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the shares of Preferred Stock the Corporation failed to redeem, at the Liquidation Price per share as of the date of actual redemption, until the balance of such shares of Preferred Stock are redeemed.

          (c) At any time after August 1, 2007, the Corporation, by resolution of the Board of Directors, may redeem all, but not less than all, of the shares of Preferred Stock at a redemption price (subject to adjustment as provided in Section 8 below) equal to the Liquidation Price thereof as of the date of redemption of such shares, payable in cash.

          (d) Written notice of any redemption pursuant to Section 5(a) or 5(c) shall be given by the Corporation to each record holder of the shares of the Preferred Stock to be redeemed, not more than 60 nor less than 30 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the applicable redemption price is not paid in full on such date. Failure to give such notice, or any defect in such notice, to any holder of shares of Preferred Stock shall not affect the validity of the proceedings for the redemption of any shares of Preferred Stock, except as to the holders to whom the Corporation has failed to give said notice as set forth above.

          (e) If the notice of redemption with respect to shares of Preferred Stock to be redeemed pursuant to this Section 5 shall have been timely given as provided above in Section 5(b) or 5(d), and if on or before the applicable date of redemption the Corporation shall have deposited with a redemption agent for the Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash sufficient to pay in full the aggregate redemption price for such shares of Preferred Stock on such date of redemption, then, effective as of the close of business on such date of redemption, such shares of Preferred Stock shall no longer be deemed outstanding, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, dividends with respect to the shares so called for redemption shall cease to accrue on such date of redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Preferred Stock so redeemed, to receive the cash in payment of the redemption price therefor.

     6. Ranking. The Preferred Stock will rank senior as to dividend rights, rights of redemption and rights on Liquidation to all other classes and series of capital stock of the Corporation authorized on the date of issuance of the Preferred Stock. So long as any shares of Preferred Stock are outstanding, the Corporation will not issue any shares of any class or series of capital stock ranking senior to or pari passu with the Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation.

     7.  Certain Covenants.

          (a) (i) For so long as any shares of Preferred Stock remain outstanding, either (x) the Corporation, together with its consolidated subsidiaries (collectively with the Corporation, the "NPAL Consolidated Group"), shall own not less than 50% of the fair market value of the total assets of The News Corporation Limited, an Australian corporation (together with any successor by merger) ("TNCL"), together with its consolidated subsidiaries (the "TNCL Consolidated Group"), located in the United States as of the date hereof and the proceeds of any disposition of any such assets subsequent to August 1, 1997 or (y) the total assets of the Corporation, its consolidated subsidiaries and its investments accounted for by the equity method (collectively, the "NPAL Group"), as determined on the basis of their fair market value, shall at all times exceed the Liabilities of the NPAL

               Group by not less than US$2.5 billion (the "Minimum Asset Balance"). Notwithstanding the foregoing and for so long as any shares of FKW Preferred Stock or NPAL Preferred Stock are outstanding, if at any time after August 1, 1997 TNCL shall own, directly or indirectly, less than 50% of each outstanding class or series of capital stock of the Corporation (other than the Preferred Stock), or less than 50% of the voting power of all outstanding shares of capital stock of the Corporation (other than the Preferred Stock), then from and after such time NPAL shall maintain not less than the Minimum Asset Balance.

               (ii) The Board of Directors of the Corporation (or an authorized committee thereof consisting of not less than two (2) directors) shall determine in good faith, not less often than annually, whether the covenant set forth in Section 7(a)(i) hereof is being complied with by the Corporation. For the purposes of this covenant, (i) the term "fair market value" of an asset (other than cash) means the price at which a willing seller would sell, and a willing buyer would buy, such asset in an arm's length auction transaction, having full knowledge of the facts (including any liabilities relating to such assets) and (ii) the term "Liabilities" means, with respect to the Corporation and the NPAL Group, all obligations for money borrowed, all obligations evidenced by bonds, debentures or similar instruments, all obligations upon which interest payments are customarily paid, all obligations issued or assumed as the deferred purchase price of property or services, all liabilities of others secured by any lien or security interest on property owned or acquired by the Corporation or the NPAL Group, all obligations required to be accounted for as capital leases under Australian generally accepted accounting principles, all guarantees (solely to the extent that such guarantees would be required to be quantified and set forth on a balance sheet of the relevant entity prepared in accordance with Australian generally accepted accounting principles), and the liquidation preference of all mandatorily redeemable preferred stock of the Corporation and any of the other entities in the NPAL Group. If at any time, but not more often than once in any 12-month period, the holders of a majority of the issued and outstanding shares of Preferred Stock (the "Notifying Holders") notify the Corporation that they dispute that the Corporation is in compliance with the covenant set forth in Section 7(a)(i) hereof (a "Dispute Notice"), then the Corporation shall provide to the Notifying Holders such information ("Compliance Information") as the Corporation may, in its sole discretion, deem sufficient to evidence the Corporation's compliance with such covenant. If the Notifying Holders do not withdraw their Dispute Notice within 10 Business Days after giving such notice, then the Corporation shall promptly (but in any event within 10 Business Days after the expiration of such 10 Business Day period) appoint a nationally-recognized investment bank designated by the Corporation, subject to the consent of the Notifying Holders, which shall not be unreasonably withheld; provided, however, that Merrill Lynch & Co.

               and its affiliates shall in any event be an acceptable investment bank for this purpose. The investment bank shall then determine, at the election of the Corporation, either or both of (x) the fair market value of the United States assets of the TNCL Consolidated Group (the "Appraised TNCL U.S. FMV") and the fair market value of the assets of the NPAL Consolidated Group (the "Appraised NPAL FMV" and, together with the Appraised TNCL U.S. FMV, the "Appraised Fair Market Values") and/or (y) the total fair market value of the assets minus the Liabilities of the NPAL Group (the "Appraised Excess Amount"). The Corporation shall, and shall use its best efforts to cause TNCL to, cooperate with all reasonable requests made by the investment bank for information that is materially relevant to its determination; provided, however, that the investment bank shall be required to execute a confidentiality agreement in a customary form acceptable to the Corporation and TNCL with respect to any such information. The Corporation shall use reasonable efforts to cause its designated investment bank to deliver its report setting forth the Appraised Fair Market Values and/or the Appraised Excess Amount, as the case may be, to the Notifying Holders and the Corporation within thirty days of its selection.

               (iii) Each determination of the Appraised Fair Market Values and/or the Appraised Excess Amount, as the case may be, in accordance with the appraisal procedures set forth in Section 7(a)(ii) hereof shall be final, binding and conclusive on the holders of the Preferred Stock and the Corporation. The fees and expenses of the investment bank in connection with any valuation performed pursuant to Section 7(a)(ii) shall be paid by the Corporation; provided, however, that if it can be reasonably determined from the Compliance Information that the Corporation is in compliance with the covenant set forth in Section 7(a)(i), then the Notifying Holders shall be responsible, on a pro rata basis, for such fees and expenses.

          (b) For so long as any shares of Preferred Stock remain outstanding, the Funding Agreement, dated as of June 11, 1997, among the Corporation, TNCL and FKW (the "Funding Agreement") shall continue in full force and effect and the Corporation shall not (i) fail to enforce all of its rights under the Funding Agreement, (ii) waive, amend or modify or agree to waive, amend or modify any provisions of the Funding Agreement, (iii) assign or delegate, or permit TNCL to assign or delegate, any of its obligations or duties under the Funding Agreement to any other person or entity or (iv) assign or agree to assign, or permit FKW to assign or agree to assign, any of its rights under the Funding Agreement to any other person or entity, in each case without the prior approval of the holders of not less 66 2/3% of the issued and outstanding shares of Preferred Stock.

          (c) For so long as any shares of Preferred Stock are outstanding, no dividend, whether in cash or property (other than a stock dividend paid in shares of the same class or series of Junior Stock), shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of Junior Stock be purchased, redeemed, or otherwise acquired for value by the Corporation or any person or entity which, directly or indirectly, is controlled by the Corporation (a "NPAL Affiliate"), unless (i) the holders of the Preferred Stock shall have been paid all accrued dividends for all quarterly dividend periods ending on or before the date on which any such dividend on Junior Stock, or such purchase, redemption or other acquisition of such Junior Stock, is to occur, (ii) no dividends shall have been cumulatively added to the Liquidation Price or, if so added, such dividends, together with all dividends accrued thereon, shall have been declared and paid and (iii) no Events of Default shall have occurred and be continuing.

          (d) For so long as Liberty or a Liberty Affiliate is an owner of record of shares of Preferred Stock, the Corporation shall furnish to Liberty, on each December 31, a certificate of a responsible officer of the Corporation stating that during the preceding 12-month period ending on the immediately preceding June 30 (or if no such certificate under this Section 7(d) or Section 6 of the Funding Agreement has been previously delivered, during the period from the date hereof to June 30, 1998), the Corporation has observed all of the covenants in this Section 7, and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate. The Corporation shall, upon becoming aware of the occurrence of any Event of Default, promptly notify the holders of the Preferred Stock of such Event of Default and of their rights under Section
     8. The Corporation shall also provide to Liberty any and all compliance certificates that the Corporation receives from TNCL under the terms of the Funding Agreement, promptly after the Corporation receives such certificates.

     8. Events of Default and Remedies. In addition to any other remedies the holders of Preferred Stock may have, if any of the following events shall occur:

          (a) the Corporation shall fail to redeem any shares of Preferred Stock required to be so redeemed under Section 5(a), (b) or (c) at the applicable redemption price (whether or not there are funds legally available therefor) and on the date fixed, or by the last day, if any, of the period within which the Corporation is required to fix a date, for redemption (a "Missed Redemption Date"); or

          (b) the Corporation shall be in breach of any of the covenants set forth under Section 7(a)(i), (a)(ii) or (a)(iii) (solely in any material respect with respect to Section 7(a)(ii) and (a) (iii)), (b), (c) or (d) hereof and such breach shall not have been cured within thirty (30) days of the Corporation's first having actual knowledge of such breach (including by notice from a holder of Preferred Stock); or

          (c) if any issued and outstanding shares of FKW Preferred Stock are owned or held other than by the Corporation, an Event of Default (as such term is defined in the Certificate of Designations for the FKW Preferred Stock) under the terms of the FKW Preferred Stock shall have occurred and be continuing;

               then, upon the occurrence of any of the events set forth in clauses (a), (b) or (c) above (each, an "Event of Default") and at all times thereafter until such time as such Event of Default has been cured in full and no other Event of Default remains uncured, (i) the dividend rate applicable to the Preferred Stock shall increase to a rate per annum equal to 11.5% of the Liquidation Price (if not already at such dividend rate pursuant to Section 3 hereof) effective upon (A) the Missed Redemption Date, (B) the expiration of the 30-day period described in clause (b) above if the breach(es) of the covenant(s) specified in clause (b) have not then been cured within such period or (C) the occurrence of an Event of Default under the terms of the FKW Preferred Stock, as the case may be, (ii) in the case of an Event of Default referred to in clauses (b) or (c) above, each holder of Preferred Stock shall have the right, at such holder's option, to require the redemption by the Corporation, in whole or in part, of such holder's shares of Preferred Stock (in accordance with the procedures set forth in Section 5(b) hereof),
     (iii) if a holder exercises its right of redemption pursuant to the immediately preceding clause (ii) or in the case of an Event of Default under clause (a) above where the Corporation shall have failed to cure such Event of Default within ten (10) days after the original date fixed for redemption (or the last day, if any, of the period within which the Corporation is required to fix a date for redemption), the redemption price for the shares of Preferred Stock to be redeemed shall be (or shall be increased to) the amount determined by dividing the Liquidation Price as of the date of such redemption by the Discounted ADS Price and multiplying the resulting quotient by the Actual ADS Price and (iv) the holders of a majority of the outstanding shares of Preferred Stock shall have the right to cause the Corporation to enforce the Corporation's rights under the Funding Agreement and to direct the time, method and place of conducting any remedy available to the Corporation thereunder. In the event the Corporation breaches any of the provisions of Section 7(c) of this Article FOURTH, or if any of the provisions of Section 7(c) of the Certificate of Designations of the FKW Preferred Stock or Section 4 of the Funding Agreement shall be breached, such breach shall be deemed cured at such time as all accrued and unpaid dividends, if any, on the Preferred Stock that has been cumulatively added to the Liquidation Price, together with all other dividends accrued and unpaid on the Preferred Stock, shall have been declared and paid in full to the holders of the Preferred Stock. For greater certainty, if a holder of Preferred Stock exercises its right of redemption pursuant to clause (ii) above, then the redemption price, as adjusted pursuant to this Section 8, shall be payable by the Corporation irrespective of any subsequent cure of the Event of Default(s) that resulted in such right of redemption under clause (ii) above.

          As used above, "Actual ADS Price" means the average for the ten (10) trading days preceding the date of redemption of shares of Preferred Stock of
(i) the closing sale price, regular way, of the American Depositary Receipts representing Preferred Limited Voting Ordinary Shares, par value A$.50 per share ("TNCL Preferred Stock"), of TNCL ("ADSs") on the New York Stock Exchange, Inc.
  --------------------
(the "NYSE") or on the principal exchange on which such ADSs are traded, (ii) if the primary trading market for the ADSs is not the NYSE or another exchange, the last sale price of the ADSs on the Nasdaq National Market or (iii) if the ADSs are not traded on the NYSE, another exchange or the Nasdaq National Market, then the average of the bid and asked prices for the ADSs as furnished by any NYSE member firm selected from time to time by the Board of Directors for such purpose. "Discounted ADS Price" means the product of the Applicable Discount times the lower of (x) the Actual ADS Price and (y) US$14.537 (the average of the closing prices on the NYSE of the ADSs for the ten (10) trading days preceding June 11, 1997), in either case appropriately adjusted to take into account any stock dividend on the ADSs, or any subdivision, split, combination or reclassification of the ADSs or the TNCL Preferred Stock or any change to the number of shares of TNCL Preferred Stock underlying each ADS since June 11, 1997. If the TNCL Preferred Stock is not outstanding during the period required for determining the "Actual ADS Price," then "ADS" shall refer to the ordinary or preferred shares of TNCL with the greatest liquidity in the public market.

          "Applicable Discount" means the following percentages for the 365-366 day period preceding August 1 of each year indicated below:


Percentage                             Year
----------                             -----

       60%                              1998
       63%                              1999
       66%                              2000
       69%                              2001
       72%                              2002
       75%                              2003
    81.25%                              2004
    87.50%                              2005
    93.75%                              2006
      100%                              2007 and
                                    any year thereafter


     9. Voting Rights. Subject to Section 10 below, the holders of Preferred Stock shall, except as otherwise required by law, vote together with the holders of common stock of the Corporation as one class on any matter brought to the stockholders of the Corporation for a vote. In connection with such rights to vote, each holder of Preferred Stock will have a
     0.000181928 vote for each share of Preferred Stock held as of the applicable record date.

     10. Amendment. For so long as any shares of Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock (excluding for these purposes any shares held by the Corporation or any NPAL Affiliate), voting separately as a class, shall be necessary before the Corporation may amend, modify or eliminate the Certificate of Incorporation of the Corporation (including any amendment, modification or elimination by means of a merger) in a manner that would adversely affect the powers, preferences or rights of the holders of the shares of Preferred Stock then outstanding. In the event of a proposed merger or share exchange involving the Corporation (in which the Corporation is not the surviving corporation) at a time when there are any outstanding shares of Preferred Stock, the Corporation, prior to any such merger or share exchange, shall make appropriate provisions so that the surviving corporation shall issue to the holders of the Preferred Stock a series of preferred stock of such surviving corporation with substantially identical designations, voting powers, preferences and relative participating, optional and special rights as those contained in this Article FOURTH.

     11. Preemptive Rights. The holders of the Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

     12. Conversion. The Preferred Stock shall not be convertible into any other capital stock or instrument of the Corporation.

     13. Limited Issuance. Shares of Preferred Stock shall only be issued in exchange, on a one-for-one basis, for shares of FKW Preferred Stock. Such exchange shall be effected in accordance with the terms of that certain Exchange Agreement, dated June 11, 1997 (as the same may be amended in accordance with its terms, the "Exchange Agreement"), among the Corporation, Liberty Media Corporation, a Delaware corporation, and Liberty IFE, Inc., a Delaware corporation, which was entered into for the benefit of all holders from time to time of shares of FKW Preferred Stock. The Corporation, upon written request by a record holder of shares of Preferred Stock to the Corporation at its principal executive offices, shall provide to such holder, at the Corporation's expense, a copy of the Exchange Agreement.

     14. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this Article FOURTH (as this Article FOURTH may, subject to Section 10, be amended from time to time).

     15. Status of Acquired Shares. Shares of Preferred Stock redeemed by the Corporation pursuant to Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class.

     16. Legending of Preferred Stock. Each certificate representing shares of Preferred Stock shall bear a legend in substantially the form set forth below:

               "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS THE TRANSACTION

          IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

               "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE PREFERRED STOCK SET FORTH IN ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH CERTIFICATE OF INCORPORATION IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

     17. Notices. Any notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery service or by facsimile transmission confirmed by letter, and will be deemed given, unless earlier received, (a) if sent by certified or registered mail, return receipt requested, five (5) calendar days after being deposited in the United States mail, postage prepaid; (b) if sent by overnight delivery service for next business day delivery, the next business day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (c) if sent by facsimile transmission, on the date sent; provided confirmatory notice is sent by any other method specified in clause (a), (b), or (d); and (d) if delivered by hand, on the date of delivery.

     18. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

     19. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     20. Definition of "Outstanding." Shares of Preferred Stock that are owned by the Corporation as treasury shares or by any NPAL Affiliate or any company controlling, or under common control with, the Corporation shall not be deemed outstanding for purposes of this Article FOURTH."

     SECOND:   In accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware, the Certificate of Amendment has been duly adopted and approved by all of the directors and all of the stockholders of the Corporation by duly executed unanimous written consents.

     IN WITNESS WHEREOF, News Publishing Australia Limited has caused this Certificate of Amendment to be duly executed on the 30th day of July, 1997.

                         NEWS PUBLISHING AUSTRALIA LIMITED



                         By:
                            ------------------------------
                              Paula M. Wardynski
                              Vice President

                                                                    EXHIBIT 4(F)

                          CERTIFICATE OF DESIGNATIONS
                        OF THE SERIES A PREFERRED STOCK
                          (PAR VALUE $.001 PER SHARE)

                                       OF

                            FOX KIDS WORLDWIDE, INC.

                ------------------------------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                ------------------------------------------------


     FOX KIDS WORLDWIDE, INC., a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution:

     RESOLVED, that a series of the class of authorized Preferred Stock, par value $.001 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

1.   Designation and Amount; Fractional Shares; Par Value.   There shall be a
series of Preferred Stock of the Corporation designated as the "Series A Preferred Stock" (the "Preferred Stock") and the number of shares constituting such series shall be 500,000. The Preferred Stock is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of the Preferred Stock as set forth herein and in the Certificate of Incorporation. The par value of each share of Preferred Stock shall be $.001.

2. Definitions. As used herein, the following terms shall have the respective meanings given thereto in the Sections indicated below:

                                                      Defined in
        Defined Term                                    Section
        ------------                                  ----------
        "Actual ADS Price"                                8
        "ADS's"                                           8
        "Applicable Discount"                             8
        "Board of Directors"                         Introduction
        "Business Day"                                  3(b)
        "Certificate of Incorporation"               Introduction
        "Corporation"                                Introduction
        "Discounted ADS Price"                            8
        "Dividend Payment Date"                         3(b)
        "Event of Default"                                8
        "FKW Affiliate"                                 7(c)
        "Funding Agreement"                             7(b)
        "Junior Stock"                                    4
        "Liberty"                                       7(a)
        "Liberty Affiliate"                             7(a)
        "Liquidation"                                     4
        "Liquidation Price"                               4
        "Missed Redemption Date"                        8(a)
        "NPAL"                                          7(b)
        "NPAL Preferred Stock"                          8(c)
        "NYSE"                                            8
        "Preferred Stock"                                 1
        "Taxable Transaction                            7(a)
        "TNCL"                                          7(b)
        "TNCL Preferred Stock"                            8

3.   Dividends Rights.

     (a) Holders of the outstanding shares of Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, cumulative dividends as set forth in this Certificate of Designations. Dividends shall be payable in cash on the shares of Preferred Stock out of funds legally available therefor at a rate per annum equal to 9.0% (subject to adjustment as provided below) of the Liquidation Price, payable quarterly in arrears. If any quarterly dividend is not declared and paid in full on a Dividend Payment Date (i) such accrued and unpaid dividends will be added cumulatively to the Liquidation Price and remain a part thereof until such accrued dividends (together with all other dividends accrued on such cumulated dividends) are declared and paid in full and, (ii) the dividend rate will increase to a rate per annum equal to 11.5% of the Liquidation Price and continue at such rate until all dividends that have been added cumulatively to and remain part of the Liquidation Price (together with all other dividends accrued on such cumulated dividends) are declared and paid in full. Notwithstanding the foregoing, if a full quarterly dividend payment has not been declared and paid on a Dividend Payment Date and immediately prior to such date the dividend rate per annum is equal to 9.0% of the Liquidation Price (i.e., (i) no Events of Default were continuing as of such time and (ii) no dividends had been added cumulatively to and remain part of the Liquidation Price), then if such quarterly dividend, and all dividends accrued thereon at the rate per annum of 9.0%, are declared and paid in full by no later than the tenth day following the original Dividend Payment Date (or, if such tenth day is not a Business Day, the immediately succeeding Business Day), the dividend rate shall not, solely as a result of such failure to pay dividends on the original Dividend Payment Date, increase to a rate per annum equal to 11.5% of the Liquidation Price; provided, however, that if such unpaid dividend and the dividends accrued thereon are not declared and paid as aforesaid in full by such tenth day (or, if such tenth day is not a Business Day, the immediately succeeding Business Day), then such accrued and unpaid dividends shall be added cumulatively to the Liquidation Price and the dividend rate shall increase to a rate of 11.5% per annum of the Liquidation Price, in each case effective as of the original Dividend Payment Date, and such increased dividend rate shall continue in effect until all dividends that have been added to and remain a part of the Liquidation Price (and all other dividends accrued on such cumulative dividends) have been paid in full and no Events of Default shall have occurred and be continuing.

     (b) Accrued dividends on the Preferred Stock shall be payable quarterly in arrears on the last day of each March, June, September and December, or the immediately succeeding Business Day if such last day is not a Business Day (each such payment date being hereinafter referred to as a "Dividend Payment Date"), commencing on September 30, 1997. Each such dividend shall be paid to the holders of record of shares of Preferred Stock as they appear on the stock register of the Corporation on the record date for payment of such dividend, which record date shall be a date, not more than 45 days or less than 15 days preceding the payment date for such dividend, as shall be fixed by the Board of Directors. Dividends on the shares of Preferred Stock shall accrue as set forth herein, commencing on the date of original issuance of the Preferred Stock, on a daily basis whether or not there are funds legally available for payment of such dividends and whether or not such dividends are declared. Dividends shall be computed on the basis of a 365-day or 366-day year, as the case may be. "Business Day" shall mean any day other than a Saturday, Sunday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (c) When dividends are not paid in full upon the shares of the Preferred Stock, all dividends declared upon shares of the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the shares of the Preferred Stock shall be the same for each share of Preferred Stock.

     (d) Accrued and unpaid dividends for any past quarterly dividend period or periods that have been added to the Liquidation Price, together with all accrued and unpaid dividends thereon, may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on a date not more than 45 days or less than 15 days preceding the payment date thereof as shall be fixed by the Board of Directors. Any such accrued and unpaid dividends that have been added to the Liquidation Price but are subsequently paid shall be subtracted from the Liquidation Price upon the date of such payment.

4. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Preferred Stock shall be entitled to receive from assets available for distribution to stockholders, before any payment or distribution is made to holders of any class of capital stock of the Corporation ranking junior to the

Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation (the "Junior Stock"), an amount in cash per share equal to the Liquidation Price of a share of Preferred Stock as of the date of payment. As used in this Certificate of Designations, the "Liquidation Price" of any share of Preferred Stock as of any date will be the sum of (a) $1,000, plus (b) an amount equal to all unpaid dividends on such share that have accrued and been added to the Liquidation Price and remain a part thereof as of such date pursuant to Section 3(a) above, plus (c) for purposes of determining the amount payable upon Liquidation or on any redemption of such share (but not for purposes of calculating dividends), an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) that have not been added to the Liquidation Price during the period from the immediately preceding Dividend Payment Date (or, if there has been no Dividend Payment Date, from the date of original issuance of the Preferred Stock) to and including the date in question. If, upon Liquidation, the amounts payable with respect to the liquidation preference of the Preferred Stock are not paid in full, the holders of Preferred Stock will share pro rata in the amounts payable and other property distributable with respect to such Liquidation so that the per share amounts to which holders of Preferred Stock are entitled will in all cases be the same. After payment in full of the Liquidation Price per share of Preferred Stock, the holders of such shares in their capacity as such shall not be entitled to any further right or claim to any remaining assets of the Corporation. The Corporation shall mail written notice of any Liquidation to each record holder of Preferred Stock not less than 30 days prior to the date on which such Liquidation shall occur or become effective; provided, however, that in the case of any involuntary liquidation such notice shall be given as soon as practicable. Neither a consolidation or merger of the Corporation with or into another corporation, nor a merger of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any part of the Corporation's property, assets or business (other than in connection with a winding up of its business) will be considered a Liquidation for purposes of this Certificate of Designations.

5.   Redemption.

     (a) On August 1, 2027, the Corporation shall redeem, out of funds legally available therefor, all then outstanding shares of Preferred Stock, if any, at a redemption price equal to the Liquidation Price thereof as of the date of redemption, payable in cash.

     (b) Each holder of Preferred Stock shall have the right, at such holder's option and exercisable during the 30-day period commencing upon August 2 of the years 2017 and 2022, to require redemption by the Corporation of such holder's shares of Preferred Stock, in whole or in part, at a redemption price (subject to adjustment as provided in Section 8 below) equal to the Liquidation Price per share thereof as of the date of redemption of such shares, payable in cash. Holders may exercise such right by giving written notice of such exercise during such 30-day period, stating the number of shares of Preferred Stock to be redeemed, to the Corporation at its principal office at 10960 Wilshire Boulevard, Los Angeles, CA, 90024, Attention: President, with a copy to c/o News America Publishing Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, Esq., Senior Executive Vice President and Group General Counsel of The News Corporation Limited, or such other address as the Corporation shall designate by written notice to the holders of the Preferred Stock. The Corporation shall redeem, out of funds legally available therefor, the shares of Preferred Stock so requested to be redeemed within twenty (20) Business Days following the expiration of such 30-day period. If the funds of the Corporation legally available for redemption of shares of Preferred Stock are insufficient to redeem the total number of shares required to be redeemed pursuant to this
Section 5(b), those funds which are legally available for redemption of such shares of Preferred Stock will be used to redeem, at the Liquidation Price per share, the maximum possible number of such shares of Preferred Stock ratably among the holders who have given timely notice of exercise of their right to have shares of Preferred Stock redeemed under this Section 5(b). At any time thereafter when additional funds of the Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the shares of Preferred Stock the Corporation failed to redeem, at the Liquidation Price per share as of the date of actual redemption, until the balance of such shares of Preferred Stock are redeemed.

     (c) At any time after August 1, 2007, the Corporation, by resolution of the Board of Directors, may redeem all, but not less than all, of the shares of Preferred Stock at a redemption price (subject to adjustment as provided in Section 8 below) equal to the Liquidation Price thereof as of the date of redemption, payable in cash.

     (d) Written notice of any redemption pursuant to Section 5(a) or 5(c) shall be given by the Corporation to each record holder of the shares of the Preferred Stock to be redeemed, not more than 60 nor less than 30 days prior to such redemption date, to the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the applicable redemption price is not paid in full on such date. Failure to give such notice, or any defect in such notice, to any holder of shares of Preferred Stock shall not affect the validity of the proceedings for the redemption of any shares of Preferred Stock, except as to the holders to whom the Corporation has failed to give said notice as set forth above.

     (e) If the notice of redemption with respect to shares of Preferred Stock to be redeemed pursuant to this Section 5 shall have been timely given as provided above in Section 5(b) or 5(d), and if on or before the applicable date of redemption the Corporation shall have deposited with a redemption agent for the Preferred Stock (or, if there is no redemption agent, shall have set apart so as to be available for such purpose and only such purpose) cash sufficient to pay in full the aggregate redemption price for such shares of Preferred Stock on such date of redemption, then effective as of the close of business on such redemption, such shares of Preferred Stock shall no longer be deemed outstanding notwithstanding that any certificate therefor shall not have been surrendered for cancellation, dividends with respect to the shares so called for redemption shall cease to accrue on such date of redemption and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except the right of such holders, upon the surrender of certificates evidencing the shares of Preferred Stock so redeemed, to receive the cash in payment of the redemption price therefor.

6. Ranking. The Preferred Stock will rank senior as to dividend rights, rights of redemption and rights on Liquidation to all other classes and series of capital stock of the Corporation authorized on the date of issuance of the Preferred Stock. So long as any shares of Preferred Stock are outstanding, the Corporation will not issue any shares of any class or series of capital stock ranking senior to or pari passu with the Preferred Stock as to dividend rights, rights of redemption or rights on Liquidation .

7.   Certain Covenants.

     (a) Prior to the tenth anniversary of the date of original issuance of the Preferred Stock, the Corporation will not, without the prior written approval of Liberty Media Corporation, a Delaware corporation (or any successor thereto by merger or by acquisition of all or substantially all of its assets) ("Liberty"), consummate any transaction (including, but not limited to, a merger), transfer any stock, securities or other assets or consummate any other action which, as determined under Federal income tax rules, results in (x) the transaction by which Liberty obtained the Preferred Stock becoming taxable, in whole or in part, or (y) a taxable exchange, conversion or disposition (except any voluntary disposition by Liberty or a Liberty Affiliate (as defined below)) of any shares of Preferred Stock by Liberty or a Liberty Affiliate that owns of record Preferred Stock (a "Taxable Transaction"). As used herein, a "Liberty Affiliate" shall mean any entity which, directly or indirectly, controls, is under common control with, or is controlled by Liberty. From and after such tenth anniversary, the Corporation may effect a Taxable Transaction without the prior written approval of Liberty, provided that prior to such Taxable Transaction being effected the Corporation shall have redeemed all of the shares of Preferred Stock then owned of record by Liberty or any Liberty Affiliate at the Liquidation Price per share (as adjusted pursuant to Section 8, if applicable) as of the date of redemption, payable in cash. This Section 7(a) shall not apply to, and is not intended to benefit, any person other than Liberty and any Liberty Affiliates that own of record Preferred Stock, and shall not extend to any transferee of Liberty or any Liberty Affiliate (except for a transferee which is Liberty or a Liberty Affiliate).

     (b) For so long as any shares of Preferred Stock remain outstanding, the Funding Agreement, dated as of June 11, 1997 (the "Funding Agreement"), among the Corporation, The News Corporation Limited, an Australian corporation ("TNCL"), and News Publishing Australia Limited, a Delaware corporation ("NPAL"), shall continue in full force and effect and the Corporation shall not
(i) fail to enforce all of its rights under the Funding Agreement, (ii) waive, amend or modify or agree to waive, amend or modify any provisions of the Funding Agreement, (iii) assign or delegate, or permit TNCL or NPAL to assign or delegate, any of its obligations or duties under the Funding Agreement to any other person or entity or (iv) assign or agree to assign, or permit NPAL to assign or agree to assign, any of its rights under the Funding Agreement to any other person or entity, in each case without the prior approval of the holders of not less 66 2/3% of the issued and outstanding shares of Preferred Stock.

     (c) For so long as any shares of Preferred Stock are outstanding, no dividend, whether in cash or property (other than a stock dividend paid in shares of the same class or series of Junior Stock), shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of Junior Stock be purchased, redeemed, or otherwise acquired for value by the Corporation or any person or entity which, directly or indirectly, is controlled by the Corporation (an "FKW Affiliate"), unless (i) the holders of the Preferred Stock shall have been paid all accrued dividends for all quarterly dividend periods ending on or before the date on which any such dividend on Junior Stock, or such purchase, redemption or other acquisition of such Junior Stock, is to occur, (ii) no dividends shall have been cumulatively added to the Liquidation Price or, if so added, such dividends, together with all dividends accrued thereon, shall have been declared and paid and (iii) no Events of Default shall have occurred and be continuing.

     (d) For so long as Liberty or a Liberty Affiliate is an owner of record of shares of Preferred Stock, the Corporation shall furnish to Liberty, on each December 31, a certificate of a responsible officer of the Corporation stating that during the preceding 12-month period ending on the immediately preceding June 30 (or if no such certificate has previously been delivered, during the period from the original issuance of the Preferred Stock to June 30, 1998), the Corporation has observed all of the covenants in this Section 7, and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate. The Corporation shall, upon becoming aware of the occurrence of any Event of Default, promptly notify the holders of the Preferred Stock of such Event of Default and of their rights under Section 8. The Corporation shall also provide to Liberty any and all compliance certificates that the Corporation receives from TNCL and NPAL under the terms of the Funding Agreement, promptly after the Corporation receives such certificates.

8. Events of Default and Remedies. In addition to any other remedies the holders of Preferred Stock may have, if any of the following events shall occur:

     (a) the Corporation shall fail to redeem any shares of Preferred Stock required to be so redeemed under Section 5(a), (b) or (c) at the applicable redemption price (whether or not there are funds legally available therefor) and on the date fixed, or by the last day of the period within which the Corporation is to required to fix a date, for redemption (a "Missed Redemption Date"); or

     (b) the Corporation shall be in breach of any of the covenants set forth under Section 7(a), (b), (c) or (d) hereof and such breach shall not have been cured within thirty (30) days of the Corporation's first having actual knowledge of such breach (including by notice from a holder of Preferred Stock); or

     (c) if any shares of Preferred Stock, par value $.001 per share, of NPAL ("NPAL Preferred Stock") are issued and outstanding, an Event of Default (as such term is defined in Article FOURTH of the Certificate of Incorporation of
NPAL) under the terms of the NPAL Preferred Stock shall have occurred and be continuing;

          then, upon the occurrence of any of the events set forth in clauses
(a), (b) or (c) above (each, an "Event of Default") and at all times thereafter until such time as such Event of Default has been cured in full and no other Event of Default remains uncured, (i) the dividend rate applicable to the Preferred Stock shall increase to a rate per annum equal to 11.5% of the Liquidation Price (if not already at such dividend rate pursuant to Section 3 hereof) effective upon (A) the Missed Redemption Date, (B) the expiration of the 30-day period described in clause (b) above if the breached covenant(s) specified in clause (b) have not then been cured within such period or (C) the occurrence of an Event of Default under the terms of the NPAL Preferred Stock, as the case may be, (ii) in the case of an Event of Default referred to in clauses (b) or (c) above, each holder of Preferred Stock shall have the right, at such holder's option, to require the redemption by the Corporation, in whole or in part, of such holder's shares of Preferred Stock (in accordance with the procedures set forth in Section 5 (b) hereof), (iii) if a holder exercises its right of redemption pursuant to the immediately preceding clause (ii) or in the case of an Event of Default under clause (a) above where the

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

Corporation shall have failed to cure such Event of Default within ten (10) days after the original date fixed for redemption (or the last day, if any, of the period within which the Corporation is required to fix a date for redemption), the redemption price for the shares of Preferred Stock to be redeemed shall be (or shall be increased to) the amount determined by dividing the Liquidation Price as of the date of such redemption by the Discounted ADS Price and multiplying the resulting quotient by the Actual ADS Price and (iv) the holders of a majority of the outstanding shares of Preferred Stock shall have the right to cause the Corporation to enforce the Corporation's rights under the Funding Agreement and to direct the time, method and place of conducting any remedy available to the Corporation thereunder. In the event the Corporation breaches any of the provisions of Section 7(c) of this Certificate of Designations, or if any of the provisions of Section 7(c) of Article FOURTH of the Certificate of Incorporation of NPAL or Section 4 of the Funding Agreement shall be breached, such breach shall be deemed cured at such time as all accrued and unpaid dividends, if any, on the Preferred Stock that has been cumulatively added to the Liquidation Price, together with all other dividends accrued and unpaid on the Preferred Stock, shall have been declared and paid in full to the holders of the Preferred Stock. For greater certainty, if a holder of Preferred Stock exercises its rights of redemption pursuant to clause (ii) above, then the redemption price, as adjusted pursuant to this Section 8, shall be payable by the Corporation irrespective of any subsequent cure of the Event of Default(s) that resulted in such right of redemption under clause (ii) above.

          As used above, "Actual ADS Price" means the average for the ten (10) trading days preceding the date of redemption of shares of Preferred Stock of
(i) the closing sale price, regular way, of the American Depositary Receipts representing Preferred Limited Voting Ordinary Shares, par value A$.50 per share (the "TNCL Preferred Stock"), of TNCL ("ADSs") on the New York Stock Exchange, Inc. (the "NYSE") or on the principal exchange on which such ADSs are traded,
(ii) if the primary trading market for the ADSs is not the NYSE or another exchange, the last sale price of the ADSs on the Nasdaq National Market or (iii) if the ADSs are not traded on the NYSE, another exchange or the Nasdaq National Market, then the average of the bid and asked prices for the ADSs as furnished by any NYSE member firm selected from time to time by the Board of Directors for such purpose. "Discounted ADS Price" means the product of the Applicable Discount times the lower of (x) the Actual ADS Price and (y) US$14.537 (the average of the closing prices on the NYSE of the ADS's for the ten (10) trading days preceding June 11, 1997), in each case appropriately adjusted to take into account any stock dividend on the ADSs, or any subdivision, split, combination or reclassification of the ADSs or the TNCL Preferred Stock or any change to the number of shares of TNCL Preferred Stock underlying each ADS since June 11, 1997. If the TNCL Preferred Stock is not outstanding during the period required for determining the "Actual ADS Price," then "ADS" shall refer to the ordinary or preferred shares of TNCL with the greatest liquidity in the public market.

     "Applicable Discount" means the following percentages for the 365-366 day period preceding August 1 of each year indicated below:

Percentage                             Year
----------                             ----

   60%                                 1998

   63%                                 1999

   66%                                 2000

   69%                                 2001

   72%                                 2002

   75%                                 2003

   81.25%                              2004

   87.50%                              2005

   93.75%                              2006

   100%                                2007 and any year thereafter

9. Voting Rights. Other than as set forth in Section 10 below, the holders of Preferred Stock shall not have any voting rights, except as otherwise required by law.

10. Amendment. For so long as any shares of Preferred Stock remain outstanding, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock (excluding for these purposes any shares held by the Corporation or any FKW Affiliate), voting separately as a class, shall be necessary before the Corporation may (i) amend, alter or repeal any of the provisions of this Certificate of Designations or (ii) amend, modify or eliminate the Certificate of Incorporation of the Corporation (including any amendment, modification or elimination by means of a merger) in a manner that would adversely affect the powers, preferences or rights of the holders of the shares of Preferred Stock then outstanding; provided, however, that the Corporation may amend or modify the Certificate of Incorporation of the Corporation without the vote of any holders of Preferred Stock in order to satisfy its obligations under Section 2.1(c) of the Contribution and Exchange Agreement, dated June 11, 1997, among Liberty Media Corporation, a Delaware corporation, Liberty IFE, Inc., a Colorado corporation, and FKW, as such agreement may be amended from time to time. In the event of a proposed merger or share exchange involving the Corporation (in which the Corporation is not the surviving corporation) at a time when there are any shares of Preferred Stock outstanding, the Corporation, prior to any such merger or share exchange, shall make appropriate provisions so that the surviving corporation shall issue to the holders of the Preferred Stock a series of preferred stock of such surviving corporation with substantially identical designations, voting powers, preferences and relative participating, optional and special rights as those contained herein.

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

11. Preemptive Rights. The holders of the Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

12. Conversion. The Preferred Stock shall not be convertible into any other capital stock or instrument of the Corporation.

13. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may, subject to Section 10, be amended from time to time) and in the Certificate of Incorporation of the Corporation.

14. Status of Acquired Shares. Shares of Preferred Stock redeemed by the Corporation pursuant to Section 5 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.

15. Legending of Preferred Stock. Each certificate representing shares of Preferred Stock shall bear a legend in substantially the form set forth below:

       "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS THE TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE CERTIFICATE OF DESIGNATIONS OF THE PREFERRED STOCK OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH CERTIFICATE OF DESIGNATIONS IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY."

16. Notices. Any notice, request, consent, demand, election or other communication shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, by Federal Express, Express Mail or similar overnight delivery service or by facsimile transmission confirmed by letter, and will be deemed given, unless earlier received, (a) if sent by certified or registered mail, return receipt requested, five (5) calendar days after being deposited in the United States mail, postage prepaid; (b) if sent by overnight delivery service for next business day delivery, the next business day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (c) if sent by facsimile transmission, on the date sent; provided

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

confirmatory notice is sent by any other method specified in clause (a), (b), or
(d); and (d) if delivered by hand, on the date of delivery.

17. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.

18. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

19. Definition of "Outstanding." Shares of Preferred Stock that are owned by the Corporation as treasury shares or by any FKW Affiliate or any company controlling, or under common control with, the Corporation shall not be deemed outstanding for purposes of this Certificate of Designations.

     IN WITNESS WHEREOF, Fox Kids Worldwide, Inc. has caused this Certificate of Designations to be duly executed on the 30th day of July, 1997.

                         FOX KIDS WORLDWIDE, INC.



                         By:     \s\ Jay Itzkowitz
                             ---------------------
                              Name: Jay Itzkowitz
                              Title: Assistant Secretary

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